SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPSIDY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Ipsidy Inc.

2017

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

*, 2017

at 10:00 a.m. Eastern Time

780 Long Beach Boulevard
Long Beach, New York 11561

Ipsidy Inc.

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON *, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Ipsidy Inc. (“Ipsidy” or the “Company”) will be held at 780 Long Beach Boulevard, Long Beach, New York 11561, on *, 2017, at 10:00 a.m. Eastern Time, to consider the following proposals:

1.	To elect the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017;

3.	To approve the 2017 Incentive Stock Plan (the “2017 Incentive Plan”) and to authorize 70,000,000 shares of Common Stock for issuance thereunder;

4.	To approve an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000;

5.	To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2018 without further approval or authorization of our stockholders (the ‘‘Reverse Split Proposal’’). The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion; and

6.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1 – 5. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. You may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held *, 2017. In addition to the copies you have received, the Proxy Statement and our 2016 Annual Report on Form 10-K to Stockholders are available at: http://*.

By Order of the Board of Directors

/s/ Philip D. Beck
Philip D. Beck
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Ipsidy Inc.
780 Long Beach Boulevard

Long Beach, New York 11561
407-951-8640

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ipsidy Inc. (“Ipsidy” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at our corporate offices located at 780 Long Beach Boulevard, Long Beach, New York 11561 on *, 2017, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about *, 2017.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Chief Financial Officer of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on *, 2017, will be entitled to receive notice of, attend and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

Ipsidy Inc. has furnished these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on *, 2017, at 10:00 a.m. local time at our corporate office located at 780 Long Beach Boulevard, Long Beach, New York 11561. These materials have also been made available to you on the Internet. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about *, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting; and

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

What is the proxy card?

The proxy card enables you to appoint Philip D. Beck, our Chief Executive Officer, and Stuart P. Stoller, our Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of five persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017, (iii) approving the 2017 Incentive Stock Plan and to authorize 70,000,000 shares of Common Stock for issuance thereunder, (iv) to approve an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000 and (v) approving an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2018 without further approval or authorization of our stockholders (the ‘‘Reverse Split Proposal’’). The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.. In addition, management will report on the performance of the Company during fiscal year 2016 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were * shares of Ipsidy common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least *votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Our stockholders may hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view the Company’s proxy materials for the Annual Meeting on the Internet;

•	request hard copies of the materials; and

•	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on *, 2017, your shares were registered directly in your name with our transfer agent, Globex Transfer LLC, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on *, 2017, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. You must bring valid photo identification such as your driver’s license or passport.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal. All other matters are considered non-routine matters and, accordingly, brokers do not have discretionary voting power with respect to such matters.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, but cannot vote on non-routine matters, such as the other proposals presented in this Proxy Statement.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017;

•	for approval of the 2017 Incentive Stock Plan and to authorize 70,000,000 shares of Common Stock for issuance thereunder;

•	for approval of an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000; and

•	for the approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2018 without further approval or authorization of our stockholders (the ‘‘Reverse Split Proposal’’). The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Ipsidy Inc., 780 Long Beach Boulevard, Long Beach, New York 11561; Attention: Chief Financial Officer.

Interest of Officers and Directors in matters to be acted upon

Except for the election to our Board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting. However, on January 31, 2017, the Company entered into Executive Retention Agreements pursuant to which Mr. Beck agreed to serve as Chief Executive Officer and President and Mr. Stoller agreed to serve as Chief Financial Officer .. Pursuant to such agreements, upon the Company being legally entitled to do so, the Company has agreed to enter a Restricted Stock Purchase Agreement with each of Mr. Beck and Mr. Stoller pursuant to which they will be entitled to purchase 15,000,000 and 5,000,000 shares of common stock, respectively, at a per share price of $0.0001, which shares of common stock vest upon achieving various milestones.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of Ipsidy’s outstanding common stock, the Company’s directors, the Company’s executive officers, and the directors and executive officers as a group as of July 28, 2017, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name	Position	Number of Shares of Common Stock		Percentage of Common Stock (1)

Officers & Directors

Philip Beck	Chairman of the Board. CEO and President	28,500,000	(2)	8.28%
Douglas Solomon	Director and Executive Director	37,303,747	(3)	10.84%
Thomas Szoke	Chief Technology Officer and Director	35,208,801	(4)	10.23%
Ricky Solomon	Director	9,946,717	(5)	2.89%
Herb Selzer	Director	7,071,218	(6)	1.65%
Stuart Stoller	Chief Financial Officer	0	(7)
		118,030,543		34.33%
>5% Shareholders

Andras Vago	Shareholder	47,368,260	(8)	13.76%
Eric Rand	Shareholder	34,124,857	(9)	9.62%
Stephen Garchik	Shareholder	28,536,574	(10)	8.28%
Richard Greene	Shareholder	25,658,855	(11)	7.37%
Rick Antunes	Shareholder	20,699,878		6.01%
Theodore Stem	Shareholder	19,870,890	(12)	5.75%
		176,259,314		50.81%
	Total owned by officers, directors and shareholders	294,289,857		85.14%

(1) Applicable percentage ownership is based on 343,809,534 shares of common stock outstanding as of July 28, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Securities giving the right to acquire shares of common stock that are currently exercisable or exercisable within 60 days of July 28, 2017 are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2) Includes 1,000,000 shares of common stock, a stock option to acquire 15,000,000 shares of common stock at $0.10 per share vesting with respect to one-third of the shares of common stock upon January 31, 2017 and in 24 equal monthly tranches commencing on the January 31, 2017 and a stock option to acquire 20,000,000 shares of common stock at $0.05 per share held by Parity Labs LLC, a private consulting firm which is principally owned by Mr. Beck. Does not include 15,000,000 shares of restricted stock that Mr. Beck may be entitled to acquire at a per share price of $0.0001 upon the Company being legally entitled to enter into a Restricted Stock Purchase Agreement in accordance with his Executive Retention Agreement.

(3) Includes 14,793,444 shares of common stock, a stock option to acquire 20,000,000 shares of common stock at an exercise price of $0.45 per share, a common stock purchase warrant to acquire 1,145,667 shares of common stock at an exercise price of $0.10 per share and common stock purchase warrants to acquire 1,363,636 shares of common stock at an exercise price of $0.055.

(4) Includes 25,508,801 shares of common stock of which 1,315,940 shares are held by Thomas Szoke LLC. Mr. Szoke is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity. Additionally, includes 3,000,000 shares held by Mr. Szoke’s wife. Mr. Szoke holds a stock option to acquire 10,000,000 shares of common stock at an exercise price of $0.45 per share. Mr. Szoke pledged 2,500,000 shares of common stock of the Company to secure the payment of a personal loan in the amount of $100,000 due January 11, 2019 with interest payable monthly.

(5) Includes 3,469,444 shares of common stock, a stock option to acquire 3,500,000 shares of common stock at an exercise price of $0.0001 per share, a common stock purchase warrant to acquire 250,000 shares of common stock at an exercise price of $0.40 per share and a common stock purchase warrant to acquire 2,727,273 shares of common stock at an exercise price of $0.055 per share

(6) Includes 4,791,278 shares of  common stock of which 1,537,778 shares are held by Vista Associates, a family partnership, stock options to acquire 400,000 shares of common stock at an exercise price of $0.10 per share, a common stock purchase warrant to acquire 1,000,000 shares of common stock at an exercise price of $0.10  per share and a common stock purchase warrant to acquire 880,000 shares of common stock at an exercise price of $0.05 per share

(7) Includes a stock option to acquire 5,000,000 shares of common stock at $0.10 per share. The Stock Options vest with respect to (i) one-third of the shares of common stock upon January 31, 2018 and (ii) in 24 equal monthly tranches commencing on the January 31, 2018. Does not include 5,000,000 shares of restricted stock that Mr. Stoller may be entitled to acquire at a per share price of $0.0001 upon the Company being legally entitled to enter into a Restricted Stock Purchase Agreement in accordance with his Executive Retention Agreement.

(8) Includes 3,200,000 shares held by Multipolaris Corporation, 24,968,000 shares held by Interpolaris Pte. Ltd. and 19,200,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(9) Includes the following securities held by Mr. Rand: (i) 23,219,523 shares of common stock, (ii) a common stock purchase warrant to acquire 953,333 shares of common stock at $0.05 per share, (iii) a common stock purchase warrant to acquire 500,000 shares of common stock at $0.10 per share and (iv) a common stock purchase warrant to acquire 10,000,000 shares of common stock at $0.10 per share.

(10) Includes (i) 12,900,000 shares of common stock held by Mr. Garchik, (ii) 9,657,407 shares of common stock held by IDGS Investors LLC (“IDGS”), (iii) a common stock purchase warrant to acquire 5,500,000 shares of common stock at $0.05 per share issued on June 1, 2015 exercisable for a period of five years held by IDGS, (iv) a common stock purchase warrant to acquire 166,667 shares of common stock at $0.10 per share issued on September 25, 2015 exercisable for a period of five years, and (v) a common stock purchase warrant to acquire 312,500 shares of common stock at $0.10 per share issued on December 23, 2015 exercisable for a period of five years. Mr. Garchik serves as the manager of IDGS.

(11) Includes (i) 5,664,110 shares of common stock held directly by Mr. Greene, (ii) 6,599,872 shares of common stock held by the Trust FBO Emily Greene (the “Emily Trust”), which Mr. Greene serves as trustee, (iii) 6,599,872 shares of common stock held by the Trust FBO Victoria Greene (the “Victoria Trust”), which Mr. Greene serves as trustee, (iv) 2,500,000 shares of common stock held by Fifth Melville LLC, (v) a common stock purchase warrant held by Mr. Greene to acquire 1,041,667 shares of common stock at $0.10 per share issued on December 23, 2015 exercisable for a period of five years, (vi) a common stock purchase warrant held by the Emily Trust to acquire 550,000 shares of common stock at $0.10 per share issued on July 29, 2015 exercisable for a period of five years, (vii) a common stock purchase warrant held by the Victoria Trust to acquire 550,000 shares of common stock at $0.10 per share issued on July 29, 2015 exercisable for a period of five years, (viii) a common stock purchase warrant held by the Emily Trust to acquire 1,076,667 shares of common stock at $0.10 per share issued on September 3, 2015 exercisable for a period of five years, and (ix) a common stock purchase warrant held by the Victoria Trust to acquire 1,076,667 shares of common stock at $0.10 per share issued on September 3, 2015 exercisable for a period of five years.

(12) Includes (i) 13,495,890 shares of common stock held directly by Mr. Stern, (ii) 4,500,000 shares of common stock held by the Theodore Stern Revocable Trust (the “Trust”), which Mr. Stern serves as trustee, (iii) a common stock purchase warrant held by Mr. Stern to acquire 1,000,000 shares of common stock at $0.10 per share issued on April 19, 2016 exercisable for a period of five years at an exercise price of $0.10 per share and (iv) 875,000 shares of common stock that may be issued upon the conversion of interest accrued at $0.20 per share as of June 30, 2017 under that certain Unsecured Promissory Note due January 31, 2019 in the principal amount of $3,000,000 issued to the Trust.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years. Our Board currently consists of five persons, four of whom have been nominated by the Company to stand for re-election. In addition, the Board has also nominated Theodore Stern as a director. Below is the biographical information pertaining to our executive officers and directors.

Name	Age	Position

Philip D. Beck	57	Chairman of the Board of Directors, Chief Executive Officer and President

Douglas Solomon	62	Executive Director, Government Relations and Enterprise Security and Director

Thomas Szoke	53	Chief Technology Officer and Director

Herbert Selzer	71	Director

Ricky Solomon	56	Director

Theodore Stern	87	Director Nominee

Stuart P. Stoller	62	Chief Financial Officer

On January 31, 2017, Philip D. Beck was appointed as Chairman of the Board of Directors of Ipsidy, Inc. Douglas Solomon resigned as Chairman of the Board of Directors of the Company but continues as a director and was appointed as Executive Director, Government Relations and Enterprise Security. In addition, Thomas Szoke resigned as Chief Executive Officer to be appointed Chief Technology Officer but continues as a director.

Philip D. Beck.

On January 31, 2017, Philip D. Beck was appointed as Chairman of the Board of Directors, Chief Executive Officer and President of Ipsidy. Mr. Beck, prior to joining our Company served as Chairman, Chief Executive Officer and President from 1999 until 2014 and Chairman from 2014-2015 of Plant Payment Inc., a leading international payment processing company doing business in 24 countries. (Nasdaq: PLPM). Mr. Beck served as a director of Bluefin Payment Systems from 2013 to 2014. Since 2014, Mr. Beck has served as managing member of Parity Labs, LLC (“Parity”), a private consulting firm and since 2015, as Chairman, a Member and Cofounder of Bridgeworks LLC, a company providing office facilities to emerging companies owned by Mr. Beck and family (“Bridgeworks”). Since 2015, Mr. Beck has also been a member in a real estate holding company principally owned by Mr. Beck and family. Mr. Beck previously practiced for almost 20 years as an international banker and lawyer.

Douglas Solomon

Douglas Solomon serves as Executive Director, Government Relations and Enterprise Security and a Director of the Company. Mr. Solomon is the Founder of ID Solutions Inc., and has over 30 years of hands-on experience in the management and operations of high-tech international corporations and their subsidiaries. His experience includes over 18 years in international sales and marketing within the high-tech industry. Prior to founding ID Solutions, Douglas held various positions as President and/or CEO of various US-based and international companies. His experience and responsibilities include every aspect of running a business, people management, financial controls, resource planning and expansion/growth strategy of the company and its stakeholders. As a graduate of the University of the Witwatersrand, he started his career with Hewlett Packard in South Africa in 1979 and in 1985 left HP to start one of the largest HP OEM’ s in Africa, under the banner of the then publicly traded “Square One Solutions Group”. In partnership with various local and international companies, Douglas has been instrumental in establishing a beachhead for numerous new ventures in a variety of high-tech focused opportunities.

Thomas Szoke

Thomas R. Szoke serves as Chief Technology Officer and a Director of the Company. Mr. Szoke is a co-founder of the Company and has over 25 years of product engineering, global sales and operations management experience. He has held several executive positions in the Company and has successfully led it from its inception to its listing on the OTC Stock Market as well as expanding its market presence and product portfolio through strategic acquisitions in the United States, South America and Africa.  Mr. Szoke pioneered the concept and development and is the inventor of Ipsidy’s Intelligent Accessory product lines as well as its Multi-Factor Out-of-Band Identity Verification and Transaction Authentication Platform.

Prior to founding IPSIDY Inc. Mr. Szoke spent 23 years with Motorola, Inc. holding various management positions in field and product engineering, systems integration, program management and sales. He spent the last 10 years of his career at Motorola in the Biometrics Industry as Director of Integration and Project Management and then Director of Global Business Development for Civil Biometrics. From 2008-2011, Mr. Szoke was President of Thomas Szoke LLC, a technology consulting company focused on identity management and secure credentialing solutions. Mr. Szoke holds a degree in Electrical Engineering and Applied Mathematics from the University of Akron, in Ohio and is fluent in English and Hungarian.

Herbert Selzer

Herbert Selzer serves as an Independent Director of the Company. Mr. Selzer is an attorney based on New York, New York with a focus in corporate, international estate planning, trust and estates and wealth management. Mr. Selzer has been with Loeb, Block & Partners LLP since 1972 and became a partner in 1978. Prior to 1972, Mr. Selzer was employed by Ernst & Young. Mr. Selzer holds a BS Economics from Brooklyn College, a JD from George Washington University Law Center, an LLM in Taxation from New York University Law School and an LLM from New York City School of Law.

Ricky Solomon

Ricky Solomon serves as an Independent Director of the Company.  From 1983 to 1998 Mr. Solomon held several positions at Wechsler & Co. (“Wechsler”), a broker dealer focused on convertible securities. During his tenure Mr. Solomon became a partner and a managing director in charge of trading at Wechsler. After spending 15 years at Wechsler, Mr. Solomon joined Paloma as a portfolio manager where he ran a convertible arbitrage book as well as a long short equity book focused on technology stocks from 1998 to 2000.

In 2000, Mr. Solomon became a founding partner of Amaranth, a multi-strategy market neutral hedge fund that grew to almost $10 billion in assets by 2006. There, Mr. Solomon ran global convertible arbitrage and a long short equity book and he was also was a member of the executive committee until leaving Amaranth in 2006. Mr. Solomon joined Verition, another multi- strategy market neutral fund, in 2008 and remained there until 2014. Mr. Solomon joined Tripoint Global Equities from 2015 through mid-2016. Mr. Solomon currently serves on the board of Aspen University, (OTCQB: ASPU) a for profit on-line higher learning institution.  Through the years, Mr. Solomon has structured many financings, both public and private and in multiple industries. He also has been a very active venture capital investor. Mr. Solomon graduated from Emory University in 1983 with a BBA in finance. Mr. Solomon is a limited investor in Renrel Partners LLC (“RPLLC”).  RPLLC has entered a branch office relationship with Network 1 Financial Securities Inc. pursuant to which RPLLC provides administrative services relating to the management of a branch office.

Theodore Stern

Mr. Stern has served in several executive positions in the energy and software industries over his career. He currently is a member of the Board of Directors of EnSync, Inc. and serves on the Governance, Audit, and Compensation Committees. EnSync develops and manufactures innovative energy management systems solutions. Previously he served as Chairman of the Board of inContact Inc. from 2000 to 2016 (when the company was acquired). He was Chairman and CEO from 2000 to 2005 when the positions were split. He oversaw the acquisition of four companies and the transition of inContact from a telecommunications company to a rapidly growing software-as-a-service company.

Mr. Stern also was a Senior Executive Vice President and member of the Board of Directors of Westinghouse Electric Corporation until his retirement. In his last position at Westinghouse Electric, Mr. Stern was responsible for multiple business units. Mr. Stern served as Vice Chairman of the Board of Directors of Superconductivity, Inc. of Madison, Wisconsin, a small technology company, until it was acquired in April 2007. Mr. Stern also served on the Board of Directors of Copperweld Corporation of Pittsburgh, Pennsylvania, a privately-owned steel and cable manufacturer, until its acquisition by LTV. Mr. Stern also served on the Board of Directors of Northern Power Systems of Waitsfield, Vermont, a privately-owned manufacturer of renewable and distributed generation systems until it was acquired by Distributed Energy Systems Incorporated (DESC). Mr. Stern also served on the board of directors of DESC. Mr. Stern holds a Bachelor of Science degree in Mechanical Engineering from the Pratt Institute and a Master of Arts degree in Theoretical Mathematics from New York University. He is a fellow of the American Society of Mechanical Engineers and a member of the National Academy of Engineering. He is the author of a number of technical papers on nuclear power technology.

Mr. Stern brings over 26 years of experience serving as a director with public companies to our Board of Directors. This experience, which includes service as Chairman and as a member of Audit, Compensation, and Governance Committees, provides our Board of Directors with a valuable perspective regarding public company governance, corporate management and strategy and board practices.

Stuart Stoller

On January 31, 2017, Stuart Stoller was appointed Chief Financial Officer of the Company. Mr. Stoller. Prior to joining the Company served as Chief Financial Officer and Board Member for TestAmerica Environmental Services LLC from May 2015 to October 2016. From December 2013 to April 2015, he was the Chief Financial Officer of Associated Food Stores. Mr. Stoller served as Chief Financial and Administrative Officer for Sleep Innovations from August 2009 to October 2013. Prior to joining Sleep Innovations, Mr. Stoller served various roles with the New York Times Company including Senior Vice President for Process Reengineering and Corporate Controller.

Former Directors

On January 26, 2017, the Board of Directors accepted the resignations of Andras Vago, David Jones and Charles Albanese. In addition, the Board of Directors accepted Mr. Albanese’s resignation as Chief Financial Officer.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are presently two (2) independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There is currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to all directors and officers. The Code of Ethics describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to Ipsidy Inc., c/o Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561 or emailing to stuartstoller@Ipsidy.com. At this time we do not screen communications received and would forward any requests directly to the named director. If no director was named in a general inquiry, the Chief Financial Officer would contact either the Chair of the Board of Directors or the chairperson of a particular committee, if any, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a Director’s permission.

Compensation of Directors

The following table reflects compensation to each non-executive director of the Company during the year ended December 31, 2016:

Executive Officer	Fees earned or paid in cash	Stock Awards	(1) Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Ricky Solomon	—	—	93,195	—	—	—	93,195
Herbert Selzer	—	—	92,599	—	—	—	92,599

(1)	The grant date fair value of the stock options granted in 2016, computed in accordance with FASB ASC Topic 718, was $116,417 and $181,140 for Messrs. Solomon and Selzer (including the additional cost for the extension of the grant term to ten from five years, respectively. The amount shown in the table represents the vested portion in 2016 recognized as compensation. The fair value of the stock options awarded was determined using the Black-Scholes option pricing model. Information regarding assumptions made in valuing the option grants under this model can be found in Note 10 to the consolidated financial statements for the year ended December 31, 2016 included in the Form 10-K. At December 31, 2016, Messrs. Solomon and Selzer held 3,500,000 and 400,000 common stock options, respectively, subject to vesting.

Executive Compensation

The below table sets forth information concerning all cash and noncash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Szoke	2016	275,000			1,763.533				2,038,533
CTO and Director (1)	2015	275,000			1,658,298				1,933,298

Douglas Solomon	2016	250,000			3,527,065				3,777,065
Executive Director and Director (2)	2015	83,333			3,316,596		145,833		3,545,762

Charles D. Albanese	2016	200,000			22,426				222,426
Former CFO and Director (3)	2015	133,333			4,876				138,209

Maxim Umarov	2016	150,000			735,384				885,384
Director of Innovation and Technology (4)	2015	68,750			354,316				423,066

(1)	On January 31, 2017, Thomas Szoke resigned as Chief Executive Officer to be appointed Chief Technology Officer. Mr. Szoke agreed to continue as a director. In 2015, Mr. Szoke was awarded 10,000,000 options which will vest in four installments over a 12 month period beginning September 25, 2015, of which 10,000,000 were exercisable as of December 31, 2016 and carried an associated expense to the Company in 2016 and 2015 of $1,763,533 and $1,658,298. In 2016, the term of the granted stock options were extended to ten years from five years and an additional expense of $105,235 was incurred. Mr. Szoke has not exercised or realized any gain on these options as of the submission of this report.

(2)	On January 31, 2017, Douglas Solomon resigned as Chairman of the Board of Directors of the Company and COO but agreed to continue as a director and was appointed as Executive Director, Government Relations and Enterprise Security. In 2015, Mr. Solomon agreed to defer $145,833 in salary in order to assist the company with its cash flow. He also received 20.000.000 options which will vest in four installments over a 12 month period beginning September 25, 2015 of which 20.000.000 were exercisable as of December 31. 2016 and carried an associated expense to the company in 2016 and 2015 of $3,527,065 and $3,316,596. In 2016, the term of the granted stock options was extended to ten years from five years and an additional expense of $210,469 was incurred. Mr. Solomon has not exercised or realized any gain on these options as of the submission of this report.

(3)	Mr. Albanese was hired on April 15, 2015 and as part of his compensation package was granted 3.500.000 options which will vest in eight installment over two years, of which 2,625,000 were exercisable as of December 31, 2016 and carried an associated expense to the company in 2016 and 2015 of 22.426 and $4.876. In 2016, the term of the granted stock options was extended to ten years from years and an additional expense of $46,678 was incurred. Mr. Albanese has not exercised or realized any gain on these options as of the submission of this report. Mr. Albanese resigned as Chief Financial Officer and Director of January 24, 2017 and the Company paid Mr. Albanese in 2017, $43,462 representing unpaid salary, deferred salary, vacation entitlement and one month’s pay.

(4)	Mr. Umarov was hired on July 1, 2015 and as part of his compensation package was granted 3,500.000 options which will vest in eight installment over two years, of which 2,625,000 were exercisable as of December 31, 2016 and carried an associated expense to the company in 2016 and 2015 of $735,384 and $354,316. In 2016, the term of the granted stock option was extended to ten years from five years and an additional expense of $20,540 was incurred. Mr. Umarov has not exercised or realized any gain on these options as of the submission of this report. In January 2017, upon Mr. Szoke’s appointment as CTO, Mr. Umarov was appointed as Director of Innovation and Technology.

The compensation shown above is presented for the calendar year 2016 and 2015, respectively, and represents salaries and compensation payable to the officers noted above in connection with their services for the Company

As of December 31, 2016, there was accrued compensation in the amount of $145,833 that was due to a Company’s officer. Of this amount, 50% will be paid in nine months in equal monthly installments on the last day of the month. The balance of the amount due will be paid upon the Company raising not less than $15,000,000 in gross proceeds in investment funding (whether debt or equity).

Mr. Beck, Mr. Szoke, Mr. Solomon and Mr. Stoller each are party to an Executive Retention Agreement to encourage the Executive to continue to devote the Executive’s full attention and dedication to the success of the Company, and to provide specification compensation and benefits to the Executive in the event of a Termination Upon Change of Control or certain other terminations pursuant to the terms of this Agreement. These agreements include payment of salary and other benefits for specified periods in addition to acceleration and vesting of certain stock compensation plans.

Except as outlined below under “Executive Employment Agreements”, there are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company for 2016.

On January 31, 2017, in connection with the execution of Executive Retention Agreements, as more fully described below, certain executive officers may receive additional compensation if certain performance thresholds are met in 2017 which would be payable in 2018. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion.

The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company implemented in 2017 a plan to provide health benefits for the employee only on a cost sharing basis and allows for family coverage at the employees cost. See “Executive Agreements” below.)

Grant of Plan-Based Awards

There were no grants of plan-based awards or common stock options, to the named executive officers during the year ended December 31, 2016.

Outstanding Equity Awards to Executive Officers

Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Exercise Price	Expiration Date
Philip Beck(1)	13,333,333	6,666,667	$0.05 per share	August 12, 2026
Douglas Solomon	20,000,000	—	$0.45 per share	September 25, 2025
Stuart Stoller(1)	—	—	$0.10 per share	January 31, 2027
Thomas Szoke	10,000,000	—	$0.45 per share	September 28, 2025
Maxim Umarov	2,625,000	875,000	$0.10 per share	September 25, 2025

(1)	The amounts for Philip Beck and Stuart Stoller do not include plan-based awards or common stock options as described on page 37 under their respective Executive Employment Agreements which were issued on January 31, 2017. Mr. Beck’s unexecisable options above became exercisable on January 31, 2017 upon his appointment as the Chief Executive Officer of the Company.

Executive Employment Agreements

On January 31, 2017, Mr. Beck and the Company entered an Executive Retention Agreement pursuant to which Mr. Beck agreed to serve as Chief Executive Officer and President in consideration of an annual salary of $350,000 of which $50,000 shall be deferred until the Company raises in the aggregate $15 million in debt and/or equity capital. The Company has agreed to provide a bonus of 75% of the base salary upon the Company timely filing its annual report on Form 10-K for the year ended December 31, 2017 and the Company raising gross proceeds of $15 million in debt and/or equity capital (“Milestone 1”) and a bonus of 150% of the base salary upon the Company achieving (i) any merger or sale of the Company or its assets, (ii) the Company achieving adjusted EBITDA of $10 million in a fiscal year, (iii) the Company achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million or achieving a valuation of $125 million or (iv) the Company achieving $20 million of revenue on a trailing 12 months basis (“Milestone 2”).

The Company also granted Mr. Beck a Stock Option to acquire 15 million shares of common stock of the Company at an exercise price of $0.10 per share for a period of ten years. Further, upon the Company being legally entitled to so, the Company has agreed to Restricted Stock Purchase Agreement with Mr. Beck pursuant to which Mr. Beck will purchase 15 million shares of common stock at a per share price of $0.0001, which shares of common stock vest upon achieving Milestone 2. The Stock Options vest with respect to (i) one-third of the shares of common stock upon January 31, 2017 and (ii) in 24 equal monthly tranches commencing on the grant date.

On January 31, 2017, Mr. Szoke and the Company entered into an Executive Retention Agreement pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer in consideration of an annual salary of $250,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving a gross margin to be mutually agreed upon by the Company and Mr. Szoke which shall be adjusted on pro-rata basis (“Milestone 3”) and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Szoke entered into an Indemnification Agreement on January 31, 2017.

On January 31, 2017, Douglas Solomon and the Company entered into an Executive Retention Agreement pursuant to which Douglas Solomon agreed to serve as Executive Director, Government Relations and Enterprise Security in consideration of an annual salary of $225,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving Milestone 3 and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Solomon entered into an Indemnification Agreement on January 31, 2017.

The Company entered into an executive employment agreement with Charles D. Albanese as of May 28, 2015, which was subsequently terminated. The Company and Mr. Albanese entered into a Confidential Settlement Agreement pursuant to which Mr. Albanese’s Executive Employment Agreement dated May 28, 2015 was terminated as of January 24, 2017. The Company paid Mr. Albanese $43,462 representing unpaid salary, deferred salary, vacation entitlement and one month’s pay. Upon the Company generating Earnings before Interest, Taxes, Depreciation and Amortization of not less than zero for any quarter published in the Company’s Form 10-Q or Form 10-K, the Company will be required to pay Mr. Albanese $50,000. The Company also will pay Mr. Albanese’s COBRA for a period of six months through July 2017. In addition, the parties agreed that Mr. Albanese’s stock options to acquire 2,625,000 shares of common stock that have vested as of the termination date may be exercised prior to their expiration date but all other options shall lapse and no longer be exercisable.

The Company entered an Executive Retention Agreement with pursuant to which Stuart Stoller agreed to serve as Chief Financial Officer in consideration of an annual salary of $225,000. The Company has agreed to provide two different bonus levels upon the achievement of certain performance, financial and other milestones. The Company also granted Mr. Stoller a stock option to acquire 5 million shares of common stock at an exercise price of $0.10 per share for a period of ten years. Further, upon the Company being legally entitled to do so, the Company has agreed to a Restricted Stock Purchase Agreement in which Mr. Stoller can purchase an additional 5 million shares at a per share price of $0.0001, which shares of common stock vest upon meeting certain performance, financial and other milestones. The Stock Options vest with respect to (i) one third of common stock upon the anniversary of the grant date and (ii) in 24 equal installments commencing on the one year anniversary of the grant.

The Company entered into an executive employment agreement with Maksim Umarov as of July 6, 2015. Pursuant to the agreement, Mr. Umarov will receive a base salary of $150,000 per year. Mr. Umarov is also eligible for vacation and sick leave. The term of the employment agreement is from July 1, 2015 to June 30, 2018. The agreement also includes the issuance of 500,000 common stock options exercisable at $0.10 per share for a period of five years. This agreement was amended on September 25, 2015 to include the issuance of an additional 3,000,000 common stock options exercisable at $0.10 per share for a period of five years.

Certain Relationships and Related Transactions and Director Independence

On May 13, 2015, the Company entered into a Securities Purchase Agreement with Ricky Solomon, a director of the Company, and Douglas Solomon, an executive officer and director of the Company, pursuant to which they invested $100,000 and $50,000, respectively, into the Company in consideration of a Secured Convertible Debenture and a common stock purchase warrant to acquire 2,727,273 and 1,363,636, respectively, shares of common stock exercisable for a period of five years at an exercise price of $0.055. The Secured Convertible Debentures and accrued interest were converted into 5,104,166 shares in 2015.

On September 4, 2015, the Company entered a Securities Purchase Agreement with Ricky Solomon, a director of the Company, pursuant to which Mr. Solomon invested $100,000 into the Company in consideration of a Secured Promissory Note (the “Solomon Note”) and a common stock purchase warrant to acquire an aggregate of 250,000 shares of common stock exercisable for a period of five years at an exercise price of $0.40. The Company paid off the Solomon Note in 2015.

On February 8, 2016, the Company closed on the acquisition of FIN Holdings Inc. (“FIN”), a related party via common management and partial common ownership, and its wholly owned subsidiaries, ID Solutions Inc. a Delaware Corporation specializing in field proven, cutting-edge biometric fingerprint software technology and algorithms, as well as Cards Plus Pty Ltd, a South African company which provides unique secure credential products and solutions to government customers in Africa. The purchase price of $9,000,000, which was paid in the form of common stock of the Company, will result in the issuing 22,500,000 shares of the Company’s common stock to the FIN shareholders. Douglas Solomon, a director and officer of the Company, was a shareholder, director and officer of FIN. At the time of acquisition, Mr. Solomon owned approximately 1.7% of the outstanding stock of the Company.

During the year ended December 31, 2015, the Company entered a consulting and management agreement with ID Solutions, Inc., which is a related party by virtue of common management and partial common ownership. Certain members of the Company’s Board of Directors are also members of the Board for ID Solutions, Inc. In addition, Douglas Solomon is a majority owner of ID Solutions, Inc. and also owns 1.35% of the Company’s common stock. Total revenues for the year ending December 31, 2015 amounted to $500,000. There were no related party revenues for the year ending December 31, 2016.

In connection with the Company’s ability to secure third-party financing during the year ended December 31, 2016, the Company paid Network 1 Financial Securities, Inc. (“Network 1”), a registered broker-dealer, cash fees of $326,000 and issued Network 1 4,450,000 shares of common stock of the Company in accordance with its agreement. A member of the Company’s Board of Directors previously maintained a partnership with a key principal of Network 1.

Ipsidy is not currently required to maintain a majority of independent directors as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in the near future in which an independent board is required.

On August 10, 2016, the Company entered into a Letter Agreement (the “Amendment”) with Parity Labs, LLC (“Parity”), a company principally owned by Mr. Beck and his family, to amend the compensation section of that certain Advisory Agreement previously entered into between the Company and Parity on November 16, 2015 for the provision of strategic advisory services, to provide for the issuance to Parity of a common stock option (the “Parity Option”) to acquire 20,000,000 shares of common stock of the Company exercisable at $0.05 per share for a period of ten years. The Parity Option vested in entirety upon Mr. Beck becoming the Chief Executive Officer of Ipsidy, Inc. on January 31, 2017. The Company’s headquarters are located in Long Beach, New York where the Company currently leases private offices. The facilities are managed by Bridgeworks LLC, (“Bridgeworks”) a company providing office facilities to emerging companies, principally owned by Mr. Beck and his family. The arrangement with Bridgeworks LLC allows the Company to use offices and conference rooms on a month to month basis for a fixed, monthly fee $6,750. Since 2014, Mr. Beck has served as managing member of Parity, and since 2015, as Chairman, a Member and co-founder of Bridgeworks. During 2016, the Company paid Parity and Bridgeworks $147,078 and $6,750 for strategic advisory services and the use of facilities.

In November 2016, the Company issued a note payable for $13,609 to one if its Board of Directors and was outstanding at December 31, 2016. The note was repaid in April 2017.

On January 31, 2017, the Company entered into a Conversion Agreement with Mr. Selzer, a director of the Company or Vista Associates, a family partnership to which Mr. Selzer converted $150,000 in debt plus interest into 1,753,500 shares of common stock and $40,000 of debt plus interest into 1,537,778 shares of common stock. Additionally, in April 2017, Mr. Selzer purchased an additional 500,000 shares of common stock of the latest offering.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF FIVE DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors except that Theodore Stern is presently not serving as a director. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Philip D. Beck	57	Chairman of the Board of Directors, Chief Executive Officer and President

Thomas Szoke	53	Chief Technology Officer and Director

Herbert Selzer	71	Director

Ricky Solomon	56	Director

Theodore Stern	87	Director Nominee

Philip D. Beck.

On January 31, 2017, Philip D. Beck was appointed as Chairman of the Board of Directors, Chief Executive Officer and President of Ipsidy. Mr. Beck, prior to joining our Company served as Chairman, Chief Executive Officer and President from 1999 until 2014 and Chairman from 2014-2015 of Plant Payment Inc., a leading international payment processing company doing business in 24 countries. (Nasdaq: PLPM). Mr. Beck served as a director of Bluefin Payment Systems from 2013 to 2014. Since 2014, Mr. Beck has served as managing member of Parity Labs, LLC, a private consulting firm and since 2015, as Chairman, a Member and Cofounder of Bridgeworks LLC, a company providing office facilities to emerging companies owned by Mr. Beck and family. Since 2015, Mr. Beck has also been a member in a real estate holding company principally owned by Mr. Beck and family. Mr. Beck previously practiced for almost 20 years as an international banker and lawyer.

Thomas Szoke

Thomas R. Szoke serves as Chief Technology Officer and a Director of the Company. Mr. Szoke is a co-founder of the Company and has over 25 years of product engineering, global sales and operations management experience. He has held several executive positions in the Company and has successfully led it from its inception to its listing on the OTC Stock Market as well as expanding its market presence and product portfolio through strategic acquisitions in the United States, South America and Africa.  Mr. Szoke pioneered the concept and development and is the inventor of Ipsidy’s Intelligent Accessory product lines as well as its Multi-Factor Out-of-Band Identity Verification and Transaction Authentication Platform.

 Prior to founding IPSIDY Inc. Mr. Szoke spent 23 years with Motorola, Inc. holding various management positions in field and product engineering, systems integration, program management and sales. He spent the last 10 years of his career at Motorola in the Biometrics Industry as Director of Integration and Project Management and then Director of Global Business Development for Civil Biometrics. From 2008-2011, Mr. Szoke was President of Thomas Szoke LLC, a technology consulting company focused on identity management and secure credentialing solutions. Mr. Szoke holds a degree in Electrical Engineering and Applied Mathematics from the University of Akron, in Ohio and is fluent in English and Hungarian.

Herbert Selzer

Herbert Selzer serves as an Independent Director of the Company. Mr. Selzer is an attorney based on New York, New York with a focus in corporate, international estate planning, trust and estates and wealth management. Mr. Selzer has been with Loeb, Block & Partners LLP since 1972 and became a partner in 1978. Prior to 1972, Mr. Selzer was employed by Ernst & Young. Mr. Selzer holds a BS Economics from Brooklyn College, a JD from George Washington University Law Center, an LLM in Taxation from New York University Law School and an LLM from New York City School of Law.

Ricky Solomon

Ricky Solomon serves as an Independent Director of the Company.  From 1983 to 1998 Mr. Solomon held several positions at Wechsler & Co. (“Wechsler”), a broker dealer focused on convertible securities. During his tenure Mr. Solomon became a partner and a managing director in charge of trading at Wechsler. After spending 15 years at Wechsler, Mr. Solomon joined Paloma as a portfolio manager where he ran a convertible arbitrage book as well as a long short equity book focused on technology stocks from 1998 to 2000.

In 2000, Mr. Solomon became a founding partner of Amaranth, a multi-strategy market neutral hedge fund that grew to almost $10 billion in assets by 2006. There, Mr. Solomon ran global convertible arbitrage and a long short equity book and he was also was a member of the executive committee until leaving Amaranth in 2006. Mr. Solomon joined Verition, another multi- strategy market neutral fund, in 2008 and remained there until 2014. Mr. Solomon joined Tripoint Global Equities from 2015 through mid-2016. Mr. Solomon currently serves on the board of Aspen University, (OTCQB: ASPU) a for profit on-line higher learning institution.  Through the years, Mr. Solomon has structured many financings, both public and private and in multiple industries. He also has been a very active venture capital investor. Mr. Solomon graduated from Emory University in 1983 with a BBA in finance. Mr. Solomon is a limited investor in Renrel Partners LLC (“RPLLC”).  RPLLC has entered a branch office relationship with Network 1 Financial Securities Inc. pursuant to which RPLLC provides administrative services relating to the management of a branch office.

Theodore Stern

Mr. Stern has served in several executive positions in the energy and software industries over his career. He currently is a member of the Board of Directors of EnSync, Inc. and serves on the Governance, Audit, and Compensation Committees. EnSync develops and manufactures innovative energy management systems solutions. Previously he served as Chairman of the Board of inContact Inc. from 2000 to 2016 (when the company was acquired). He was Chairman and CEO from 2000 to 2005 when the positions were split. He oversaw the acquisition of four companies and the transition of inContact from a telecommunications company to a rapidly growing software-as-a-service company.

Mr. Stern also was a Senior Executive Vice President and member of the Board of Directors of Westinghouse Electric Corporation until his retirement. In his last position at Westinghouse Electric, Mr. Stern was responsible for multiple business units. Mr. Stern served as Vice Chairman of the Board of Directors of Superconductivity, Inc. of Madison, Wisconsin, a small technology company, until it was acquired in April 2007. Mr. Stern also served on the Board of Directors of Copperweld Corporation of Pittsburgh, Pennsylvania, a privately-owned steel and cable manufacturer, until its acquisition by LTV. Mr. Stern also served on the Board of Directors of Northern Power Systems of Waitsfield, Vermont, a privately-owned manufacturer of renewable and distributed generation systems until it was acquired by Distributed Energy Systems Incorporated (DESC). Mr. Stern also served on the board of directors of DESC. Mr. Stern holds a Bachelor of Science degree in Mechanical Engineering from the Pratt Institute and a Master of Arts degree in Theoretical Mathematics from New York University. He is a fellow of the American Society of Mechanical Engineers and a member of the National Academy of Engineering. He is the author of a number of technical papers on nuclear power technology.

Mr. Stern brings over 26 years of experience serving as a director with public companies to our Board of Directors. This experience, which includes service as Chairman and as a member of Audit, Compensation, and Governance Committees, provides our Board of Directors with a valuable perspective regarding public company governance, corporate management and strategy and board practices.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Cherry Bekaert LLP (“CB”), our independent auditors, audited our financial statements for the 2016 fiscal year. The Board selected CB as the independent auditors of the Company for the fiscal year ending December 31, 2017. Representatives of CB are not expected to attend the 2017 Annual Meeting of Stockholders. CB was first engaged by us for the year ended December 31, 2015.

During the years ended December 31, 2016 and 2015, neither the Company nor anyone acting on its behalf consulted with CB regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, nor did CB receive any fees for any services during that time period relating to such matters or events set forth in Item 304(a)(2) of Regulation S-K.

Audit Fees

The aggregate fees incurred for each of the last two years for professional services rendered by the independent registered public accounting firm for the audits of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-K and Form 10-Q reports and services normally provided in connection with statutory and regulatory filings or engagements were as follows:

The Company does not currently have an audit committee serving and thus its board of directors performs the duties of an audit committee. The board of directors will evaluate and approve in advance, the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services. The Company does not rely on preapproval policies and procedures.

The total fees invoiced by Cherry Bakaert, LLP the Company’s independent registered public accountants during 2016, which includes fees for the 2015 audited financial statements, progress billing with respect to review of the quarterly financial statements for 2016 and progress payments for the audit of the 2016 financial statements were $272,000. Additionally, the Company was billed by Cherry Bakaert, LLP for $39,500 for tax services ($ thousands).

	Audit	Taxes	Filings	Accounting	Total
2016	$272.0	$39.5	$—	$—	$311.5

The total fees charged by Anton & Chia, LLP, the Company’s independent registered public accounting firm, S2 Filings and others are as follows ($ thousands):

	Audit	Taxes	Filings	Accounting	Total
2015	$92.0	$0.5	$30.4	$—	$141.4

The current policy of the directors, acting as the audit committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit related fees include fees for the annual audit of the financial statements and review of financial statements included in 10K and Q filings. Fees charged by Cherry Bekaert were approved by the Board with engagement letters signed by Douglas Solomon, former Chairman of the Board.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2017.

PROPOSAL NO. 3

APPROVAL OF THE IPSIDY INC. 2017 INCENTIVE STOCK PLAN AND THE RESERVATION OF 70,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

At the Annual Meeting, the Company’s stockholders are being asked to approve the 2017 Incentive Stock Plan (the “2017 Incentive Plan”) and to authorize 70,000,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 2017 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2017 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company’s Secretary at the Company’s principal offices.

General

The 2017 Incentive Plan was adopted by the Board of Directors. The Board of Directors has reserved 70,000,000 shares of Common Stock for issuance under the 2017 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. Other types of equity awards may also be granted under the Plan including but not limited to restricted stock, restricted stock units, and stock appreciation rights, which together with the ISO’s and Non-ISO’s are hereinafter collectively referred to as “Awards”.

The 2017 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the 2017 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees. In the event that the 2017 Incentive Plan is not adopted the Company, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

The 2017 Incentive Plan is administered by the Board or by a committee of the Board that may be designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All questions of interpretation of the 2017 Incentive Plan are determined by the Board or such Committee, and its decisions are final and binding upon all participants.

Eligibility

Under the 2017 Incentive Plan, equity grants may be granted to employees, officers, directors or consultants of the Company, as provided in the 2017 Incentive Plan.

Terms of Awards

The terms of Awards granted under the Plan shall be contained in an agreement between the participant and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan. The terms of Awards may or not require a performance condition in order to vest the equity comprised in the relevant Award. The terms of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2017 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 100% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Committee, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Committee at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”). Each Option shall be subject to earlier termination as expressly provided in the 2017 Incentive Plan or as determined by the Committee, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2017 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2017 Incentive Plan (but not Awards previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Award shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2017 INCENTIVE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2017 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2017 Incentive Plan AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient, if any.

Nonstatutory Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2017 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Required Vote

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2017 Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ”FOR” THE APPROVAL OF THE IPSIDY INC. 2017 INCENTIVE PLAN AND THE RESERVATION OF 70,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FROM 500,000,000 TO 1,000,000,000

At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000. The following is a summary of the proposal.

Description of the Amendment

Recently, our Board of Directors approved an amendment to Article Fourth of our Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Certificate of Incorporation from 500,000,000 to 1,000,000,000 shares. The proposed amendment is as follows:

Resolutions Amending Certificate of Incorporation

RESOLVED, that the Corporation is hereby authorized to amend Article Fourth of the Corporation’s Certificate of Incorporation by deleting such Article Fourth in full and replacing it with the following:

“ARTICLE FOURTH

“FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001, of which the Corporation shall have the authority to issue 1,000,000,000 shares. The second class of stock shall be blank check preferred stock, par value $0.0001, of which the corporation shall have the authority to issue 20,000,000 preferred shares. The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors."

FURTHER RESOLVED, that the appropriate executive officers of the Corporation are hereby authorized and directed to (i) execute Articles of Amendment attesting to the adoption of the foregoing resolution adopting the amendment, (ii) cause such Articles of Amendment to be filed in the office of the Secretary of State for the State of Delaware, and (iii) pay any fees and take any other action necessary to effect the Articles of Amendment and the foregoing resolution.

The Company shall have the right to make any additional changes to the proposed amendment as required by the Delaware Secretary of State to complete the purpose of such filing.

If the Amendment to the Certificate of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the Delaware Secretary of State of the State. The Company expects to file the Amendment to the Certificate of Incorporation with the Delaware Secretary of State promptly after its approval by stockholders.

Purpose of the Amendment

Since inception, we have incurred losses. To fund operations, we may need to rely on additional financings from the sale of our securities. In addition, we have rewarded employees, directors and consultants with stock option and other equity incentive grants. We intend in the future to continue this process. Further, we have in the past acquired companies using our securities. Although we have no specific plans, we may in the future enter into merger or acquisition agreements in which we may use our securities as consideration for such transaction.

As of *, 2017, we have * shares of Common Stock issued and outstanding. In addition, we have * shares of common stock reserved for issuance under stock options and * shares of common stock reserved for issuance under Common Stock Purchase Warrants.

Except as set forth below, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. In addition to the outstanding and reserved shares described above, we may issue additional shares of Common Stock and/or securities convertible or exercisable into Common Stock, which are necessary to finance our continuing operations. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders. Our current amount of authorized and unissued shares of Common Stock is not sufficient for both (i) our current and future financing needs and (ii) our commitments under outstanding options, warrants and convertible notes. Thus, we need to increase the shares of Common Stock authorized by our Certificate of Incorporation. Further, on January 31, 2017, the Company entered into Executive Retention Agreements pursuant to which Mr. Stoller agreed to serve as Chief Financial Officer and Mr. Beck agreed to serve as Chief Executive Officer and President. Upon the Company being legally entitled to do so, the Company has agreed to enter a Restricted Stock Purchase Agreement with both Mr. Stoller and Mr. Beck pursuant to which they will be entitled to purchase 5,000,000 and 15,000,000 shares of common stock, respectively, at a per share price of $0.0001, which shares of common stock vest upon achieving various milestones.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Certificate of Incorporation, the Board may cause the issuance of additional shares of common stock without further vote of our stockholders, except as provided under applicable Delaware law or any national securities exchange on which shares of our common stock are then listed or traded. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

Required Vote

Approval of the amendment to the Certificate of Incorporation to increase the shares of common stock authorized requires the receipt of the affirmative vote of a majority of the total possible votes represented by the Company’s common stock outstanding as of the record date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 SHARES TO 1,000,000,000 SHARES.

PROPOSAL NO. 5

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On August 1, 2017, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-2 and not more than 1-for-25 at any time prior to December 31, 2018, with the exact ratio to be set within this range by our board of directors at its sole discretion. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

If this Proposal 5 is approved by our stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2018, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-25. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading "Criteria to be Used for Decision to Apply the Reverse Stock Split."

The reverse stock split, if approved by our stockholders, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after December 31, 2018. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the reverse stock split is to increase the per share trading price of our common stock so as to:

•  broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•  make our common stock a more attractive investment to institutional investors; and

•  better enable us to raise funds to finance planned operations; and

• position the Company to obtain a listing of the Company's common stock on an exchange, if possible.

Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our board of directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In evaluating the reverse stock split, our board of directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our board of directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and determining the ratio of the reverse stock split, if any, our board of directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock and the extent to which the reverse stock split may encourage greater interest in our common stock, enhance the acceptability and marketability of our common stock to the financial community and investing public and promote greater liquidity for our stockholders.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

Assuming reverse stock split ratios of 1-for-2, 1-for-12 and 1-for-25, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants and options, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of July 28, 2017.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-12	Reverse Stock Split Ratio of 1-for-25

Number of Shares of Common Stock Issued and Outstanding	344,214,142	172,102,071	28,684,501	13,768,566

Number of Shares of Common Stock Reserved for Issuance	155,213,697	77,606,849	12,934,475	6,208,560

Weighted Average Exercise Price of Options and Warrants	$0.16	$0.32	$1.92	$4.00

If this Reverse Split Proposal (Proposal 5) is approved and our board of directors elects to effect the reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of common stock will be proportionally increased.

Additionally, if this Reverse Split Proposal (Proposal 5) is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by December 31, 2018, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors still believes that a reverse stock split is in the best interests of us and our stockholders, our board of directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock.    Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in "street name" (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock.    Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock.    As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' capital stock.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or shareholders' equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a Reverse Split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split will include the stockholder’s respective holding periods for the pre-Reverse Split shares.

Required Vote

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of Ipsidy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 may be obtained without charge by writing to the Chief Financial Officer, Ipsidy Inc., 780 Long Beach Boulevard, Long Beach, New York 11561. Ipsidy’s Annual Report on Form 10-K can also be found on Ipsidy’s website: www.ipsidy.com .

Stockholders Proposals for the 2018 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2018 annual meeting must be received by the Company no later than *, 2018 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to Ipsidy Inc., Attn. Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2018 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2018 annual meeting of stockholders, notice must be provided to Ipsidy Inc., Attn. Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561 no later than *, 2018. If a stockholder fails to provide timely notice of a proposal to be presented at the 2018 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Philip D. Beck
Philip D. Beck
Chair of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ☐ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Ipsidy Inc.	As a shareholder of Ipsidy Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on *, 2017.

INTERNET/MOBILE – http://* Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 ( ) - Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS and “FOR” PROPOSALS 2, 3, 4 AND 5.

1.Election of Directors

(1)   Philip D. Beck        FOR  ☐WITHHOLD  ☐

(2)   Thomas R. Szoke          FOR  ☐WITHHOLD  ☐

(3)   Herbert Selzer FOR  ☐WITHHOLD  ☐

(4)   Ricky Solomon        FOR  ☐WITHHOLD  ☐

(5)   Theodore Stern       FOR  ☐WITHHOLD  ☐

(6)

3. To approve the Company’s 2017 Incentive Stock Plan and the reservation of 70,000,000 shares of common stock for issuance thereunder. FOR AGAINST ABSTAIN ☐ ☐ ☐
2. Proposal to ratify the appointment of CHERRY BEKAERT LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017. FOR AGAINST ABSTAIN ☐ ☐ ☐	4 To approve the amendment of the Certificate of Incorporation to increase the authorized shares of common stock to 1,000,000,000. FOR AGAINST ABSTAIN ☐ ☐ ☐

5. To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2018 without further approval or authorization of our stockholders.

FOR     AGAINST   ABSTAIN
 ☐                ☐                ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on *, 2017

The proxy statement and our 2016 Annual Report on Form 10-K to Stockholders are available at http://*

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY

Ipsidy Inc.

PROXY FOR ANNUAL MEETING TO BE HELD ON *, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Philip D. Beck and Stuart P. Stoller or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of the common stock of Ipsidy Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at 780 Long Beach Boulevard, Long Beach, New York 11561 on, *, 2017, at 10:00 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors, FOR Proposals 2, 3, 4 and 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT — This Proxy must be signed and dated on the reverse side.)